As filed with the Securities and Exchange Commission on May 31, 2002

File No. 70-10059

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4 (First Post-Effective)
TO
FORM U-1 APPLICATION-DECLARATION
UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Xcel Energy Inc.
NRG Acquisition Company, LLC
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Name of company filing this statement and address of principal executive offices)

Xcel Energy Inc.
(Name of top registered holding company parent)

Gary R. Johnson
Vice President and General Counsel
Xcel Energy Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Name and address of agent for service)

The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

Peter D. Clarke
Debra J. Schnebel
Jones, Day, Reavis & Pogue
77 West Wacker
Suite 3500
Chicago, IL 60601
(312) 782-3939

     This Amendment No. 4 (First Post-Effective Amendment) amends the Application/Declaration on Form U-1 in this proceeding, originally filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2002 (File No. 70-10059) and as amended by Amendment No. 1 filed April 8, 2002, Amendment No. 2 filed May 21, 2002 and Amendment No. 3 filed May 29, 2002.(1)

     In accordance with the Commission’s order in this proceeding, Applicants hereby file as Exhibit C-4 to the Application/Declaration the confirmation of Lehman Brothers, dated May 31, 2002, that the transaction is fair, from a financial point of view, to Xcel Energy Inc.

Exhibit

Exhibit C-4	Letter of Lehman Brothers dated May 31, 2002

(1) Amendment No. 2 and Amendment No. 3 were erroneously filed under File No. 70-10019 and were refiled on May 30, 2002 in File No. 70-10059.

SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicants have duly caused this Amendment No. 4 to its Application-Declaration to be signed on their behalf by the undersigned thereunto duly authorized.

Date: May 31, 2002

Xcel Energy Inc.

NRG Acquisition Company, LLC

By:	/s/ Paul E. Pender Paul E. Pender Vice President and Treasurer